EXHIBIT 10.1

SECURITY AGREEMENT

This SECURITY AGREEMENT (as amended, modified or otherwise supplemented from time to time, this “Agreement”), dated and effective as of the day of August 1, 2017, is made by Viridis Analytics MA, LLC, a Delaware limited liability company (the “Company”) in favor of PalliaTech, Inc. (“Secured Party”).

RECITALS

A. Signal Bay, Inc., a Delaware corporation (“Buyer”) has issued that certain secured promissory note of even date herewith to Secured Party (the “Note”), in consideration for the purchase of the sole outstanding membership interest of the Company from Secured Party pursuant to that certain Membership Interest Transfer Agreement, dated as of July 26, 2017, by and among Sececured Party, Buyer, and the Company (the “Transfer Agreement”).

B. In connection with acceptance of the Note, Secured Party requires that it be granted, and the Buyer and the Company have agreed to grant to Secured Party, a security interest in (i) all of the Company’s right, title and interest now owned or hereafter acquired in the inventory, equipment, products and accounts receivable of the Company and all other personal property of the Company, and (ii) the proceeds (whether cash or non-cash) to be paid and payable to the Company upon any assignment or other transfer of any right, title or interest of the Company in any of the items of personal property within (i); whether now existing or hereafter acquired or arising (the “Collateral”).

NOW, THEREFORE, in order to induce Secured Party to accept the Note in consideration for the Note, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company hereby represents, warrants, covenants, grants and agrees as follows:

AGREEMENT

1. Incorporation of Recitals; Capitalized Terms. The recitals set forth hereinabove are incorporated herein by this reference. All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Transfer Agreement. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Definitions.

(a) “Collateral” has the meaning given to that term in the Recital B hereof.

(b) “Lien” means any mortgage, deed of trust, lien, pledge, security interest or other charge or encumbrance, of any kind whatsoever, including but not limited to the interest of the lessor or titleholder under any capitalized lease, title retention contract or similar agreement.

(c) “Obligation” means the then outstanding principal amount due under the Note plus all accrued unpaid interest thereon.

(d) “UCC” means the Uniform Commercial Code as in effect in the State of Colorado from time to time.

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3. Security Interest.

(a) The Company hereby grants to Secured Party a security interest: (a) in the Collateral; and (b) in all proceeds thereof.

(b) The Company hereby authorizes Secured Party to file appropriate UCC or other financing statements, all continuation, amendments and modification filings related thereto and any other filings or recordings Secured Party deems necessary or appropriate with respect to the Collateral and Secured Party’s interest therein. Secured Party may, in its discretion, describe the Collateral as “all assets” or “all personal property.”

(c) The security interest granted to Secured Party hereunder shall secure the Obligation and shall be a first priority security interest in the Collateral.

4. The Company’s Representations, Warranties, Covenants and Agreements. The Company hereby represents and warrants to Secured Party, and covenants and agrees, that:

(a) The Company is the owner of (or, in the case of after-acquired Collateral, at the time the Company acquires rights in the Collateral, will be the owner thereof) and that no other person or entity has (or, in the case of after-acquired Collateral, at the time the Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral.

(b) Upon the filing of UCC-l financing statements in the appropriate filing offices, Secured Party has (or in the case of after-acquired Collateral, at the time the Company acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing.

(c) This Agreement (i) has been duly authorized by all necessary corporate action of the Company, (ii) has been duly executed by the Company, and (iii) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(d) The Company’s place of business (or, if the Company has more than one place of business, its principal executive office) is located at 62930 O. B. Riley Road, Suite 300, Bend, Oregon 97703. The Company’s true legal name is, and has been since its formation, as set forth in the preamble to this Agreement. The Company’s jurisdiction of formation is and has been, as set forth in the preamble to this Agreement. The Company does not do business under any trade name or fictitious business name and has never used any other trade name or fictitious business name. The Company will notify Secured Party, in writing, within at least thirty (30) days of any change in its place of business or jurisdiction of formation or the adoption or change of its legal name, any trade name or fictitious business name, and will upon request of Secured Party, execute or authenticate any additional financing statements or other certificates or records necessary to reflect any change in its place of business or jurisdiction of formation or the adoption or change in its legal name, trade names or fictitious business name.

5. Protection of Collateral by The Company.

(a) The Company will not, without the prior written consent of Secured Party, sell, transfer or dispose of any Collateral except for sales of inventory, licenses or sublicenses of intellectual property to customers in the ordinary course of The Company’s business. The Company shall keep the Collateral free from any and all Liens. The Company shall, at its own expense, appear in and defend any and all actions and proceedings which purport to affect title to the Collateral, or any part thereof, or which purport to affect the security interest of Secured Party therein under this Agreement.

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(b) The Company will keep the Collateral current, collected and/or in good condition and repair, and will not misuse, abuse, allow to deteriorate, waste or destroy the Collateral or any part thereof, except for ordinary wear and tear resulting from its normal and expected use in the Company’s business and will not use or permit any Collateral to be used in violation in any material respect of any applicable law, rule or regulation, or in violation of any policy of insurance covering the Collateral. Secured Party may examine and inspect the Collateral at any reasonable time, wherever located. The Company shall perform, observe, and comply in all material respects with all of the material terms and provisions to be performed, observed or complied with by it under each contract, agreement or obligation relating to the Collateral.

(c) The Company, in a timely manner, will execute or otherwise authenticate, or obtain, any document or other record, give any notices, do all other acts, and pay all costs associated with the foregoing, that Secured Party determines is reasonably necessary to protect the Collateral against rights, claims or interests of third parties, or otherwise to preserve the Collateral as security hereunder.

(d) The Company shall promptly notify Secured Party of any claim against the Collateral adverse to the interest of Secured Party therein.

(e) The Company shall promptly pay when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral.

6. Further Acts of The Company. The Company shall, at the request of Secured Party, execute or otherwise authenticate and deliver to Secured Party any financing statements, financing statement changes and any and all additional instruments, documents and other records, and The Company shall perform all actions, that from time to time Secured Party may reasonably deem necessary or desirable to carry into effect the provisions of this Agreement or to establish or maintain a perfected security interest in the Collateral having the priority provided for herein or otherwise to protect Secured Party’s interest in the Collateral.

7. Effect of Additional Security. If the performance of all or any portion of the Obligation shall at any time be secured by any other collateral, the exercise by Secured Party, in the event of a default in the performance of any such obligation, of any right or remedy under any agreement or other record granting a Lien on or security interest in such collateral shall not be construed as or deemed to be a waiver of, or limitation upon, the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement or under any other such agreement or record.

8. Default. Upon the failure to comply with the terms and conditions of any Loan Document and the continuance thereof beyond any applicable cure periods under the Loan Documents (a “Default”), Secured Party shall have all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) or, to the extent required by applicable law, the Uniform Commercial Code as in effect in the jurisdiction where Secured Party enforces such rights and remedies.

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9. No Implied Waivers. No delay or omission on the part of Secured Party in exercising any right or remedy created by, connected with or provided for in this Agreement or arising from any default by the Company or by any other person or entity the performance of whose obligations is secured hereby, shall be construed as or be deemed to be an acquiescence in or a waiver of such default or a waiver of or limitation upon the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement. No waiver of any breach of any of the covenants or conditions in this Agreement shall be deemed to be a waiver of or acquiescence in or consent to any previous or subsequent breach of the same or any other covenant or condition.

10. Entire Agreement. This Agreement, together with the Transfer Agreement and the Note, contain the entire understanding and agreement of the Company and Secured Party with respect to the subject matter hereof and may not be altered or amended in any way except by a written agreement signed by the parties. No provision of this Agreement or right of Secured Party hereunder can be waived, nor shall the Company be released from its obligations hereunder, except by a writing duly executed by Secured Party.

11. Transfer of Indebtedness. Upon the transfer by Secured Party of all or any portion of the indebtedness secured hereby, Secured Party may transfer therewith all or any portion of the security interest created hereunder, but Secured Party shall retain all of its rights hereunder with respect to any part of such indebtedness and any part of its security interest hereunder not so transferred.

12. Term; Binding Effect. This Agreement shall be and remain in full force and effect until the Obligation has been fully performed and paid. Upon expiration and payment or conversion in full of the Obligation, this Agreement shall automatically terminate and the Company shall be permitted to file or cause Secured Party to file one or more UCC termination statements with respect to the Collateral. Each of the provisions hereof shall be binding upon the Company and its legal representatives, successors and assigns and shall inure to the benefit of Secured Party and its legal representatives, successors and assigns.

13. Rules of Construction. Terms used in the singular shall apply to the plural, and vice versa, as the context requires; likewise masculine, feminine and neuter genders shall be interchangeable as the context requires. The use of the disjunctive term “or” does not imply an exclusion of the conjunctive, i.e., “or” shall have the same meaning as the expression “and/or.” “Including” shall not be limiting. Headings and section titles are for convenience of reference only and are not substantive parts of this Agreement, and shall not be given effect in construing the provisions of this Agreement. Each reference to a Loan Document shall mean such Loan Document as from time to time extended, modified, renewed, restated, reaffirmed, supplemented or amended.

14. Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

16. Governing Law and Jurisdiction. This Agreement shall be deemed to be executed and delivered in the State of Colorado. Each of the Company and Secured Party: (i) agrees that this Agreement shall be construed according to and governed by the laws of the State of Delaware, without regard to principles of conflicts of law (except to the extent governed by the UCC); (ii) consents to personal jurisdiction in the State of Colorado in the state and United States courts in the City of Denver, Colorado; and (iii) consents to venue in the City of Denver, Colorado, for all actions and proceedings with respect to this Agreement, the Transfer Agreement and the Note, and waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 16.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Security Agreement as of the day and year first hereinabove written.

COMPANY:

VIRIDIS ANALYTICS MA, LLC,
A Delaware limited liability company

By:	/s/ William Waldrop
William Waldrop
Manager

Accepted and Agreed:

SECURED PARTY:

PALLIATECH, INC.

By:	/s/ Michelle Bodner
Michelle Bodner
Authorized Signatory

BUYER:

SIGNAL BAY, INC.

By:	/s/ William Waldrop
William Waldrop
Chief Executive Officer

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